Exhibit (99)

CERTFICATION
OF
CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Ecolab Inc. does hereby certify that:

a)                                                        the Quarterly Report on Form 10-Q of Ecolab Inc. for the quarter ended September 30, 2002 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

b)                                                       information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Ecolab Inc.

Dated: November 8, 2002	/s/ Allan L. Schuman
Allan L. Schuman
Chairman of the Board, President and Chief Executive Officer

Dated: November 8, 2002	/s/ Steven L. Fritze
Steven L. Fritze
Senior Vice President and Chief Financial Officer

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